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                                                                 EXHIBIT 10(tt)

                               FIRST AMENDMENT TO
                    1999 AMENDED AND RESTATED LOAN AGREEMENT

First Union National Bank
300 Main Street
Stamford, Connecticut 06904
(Hereinafter referred to as the "Bank")

Novametrix Medical Systems Inc.
5 Technology Drive, P.O. Box 690
Wallingford, Connecticut 06492
     ("Novametrix")

NTC Technology, Inc.
c/o Novametrix Medical Systems Inc.
5 Technology Drive, P.O. Box 690
Wallingford, Connecticut 06492
     ("NTC")

Children's Medical Ventures, Inc.
541 Main Street
South Weymouth, Massachusetts 02190
("CMV"; Novametrix, NTC and CMV being,
individually and collectively "Borrower")


This First Amendment to 1999 Amended and Restated Loan Agreement (the "Amendment") is entered into as of April 28, 2000, by and between Bank and Borrower, each of which are corporations organized under the laws of Delaware. The Amendment amends that certain 1999 Amended and Restated Loan Agreement, entered into as of June 30, 1999, by and between Bank and Borrower (said agreement being hereinafter referred to as the "Agreement").

                                    RECITALS

Bank is the holder of, inter alia: (i) a certain 1999 Substitute Promissory Note that certain First Allonge to 1999 Substitute Promissory Note by and between the Borrower and Bank,


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dated as of even date herewith, in the original principal amount of up to
$8,000,000.00, as amended (hereinafter referred to as the "Line of Credit Note"); (ii) a certain 1999 Term Promissory Note in the original principal amount of $4,800,000.00, dated as of June 30, 1999, from the Borrower to the Bank (hereinafter referred to as the "1999 Term Note"); (iii) a certain 1998 Term Promissory Note executed and delivered by Novametrix and NTC, dated December 11, 1998, in the original principal amount of $3,000,000.00, as modified by Allonge No. 1 to 1998 Term Promissory Note, dated as of June 30, 1999, executed by Borrower and the Bank (as modified, hereinafter referred to as the "1998 Term Note"; the Line of Credit Note, the 1999 Term Note and the 1998 Term Note being sometimes collectively referred to as the "Notes"); and certain other Loan Documents, including the Agreement; and

Borrower and Bank have agreed to modify the terms of the Agreement by, inter alia, replacing certain provisions contained therein with those contained in this Agreement, as more particularly hereinafter set forth.

In consideration of Bank's continued extension of credit and the agreements contained herein, the parties agree as follows:

This Amendment amends the Agreement.

This Amendment applies to the Loan and all Loan Documents.

This Amendment and the Loans contemplated and covered herein are subject to that certain Intercreditor Agreement by and between the Bank and Webster Bank, a Connecticut banking association with a place of business at 80 Elm Street, New Haven, CT 06510 ("Webster"). The parties acknowledge and agree that Borrower has previously entered into a Loan Agreement and related loan documents (the "Webster Loan Documents"), including executing and delivering to Webster a certain Term Promissory Note in the original principal amount of $4,800,000.00, dated as of June 30, 1999 (the "Webster Note").

Relying upon the covenants, agreements, representations and warranties contained in this Amendment and in the Agreement, Bank is willing to modify the terms on which it will extend credit to Borrower as set forth in the Agreement, as more



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particularly set forth herein, and Bank and Borrower agree as follows:

ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent Commercial Loan Invoice sent to Borrower with respect to the Obligations under the Notes is correct.

FINANCIAL COVENANTS. (a) The FUNDED DEBT TO EBITDA RATIO provision set forth in the Financial Covenants section of the Agreement shall be deleted and the following inserted in its place:

        FUNDED DEBT TO EBITDA RATIO. Beginning April 30, 2000 and for the following three fiscal quarters, Borrower shall maintain a ratio of Funded Debt to EBITDA of not more than 2.25 to 1.00. Beginning April 30, 2001 and for the following three fiscal quarters, Borrower shall maintain a ratio of Funded Debt to EBITDA of not more than 1.50 to 1.00. At all times thereafter, Borrower shall maintain said ratio of not more than 1.00 to 1.00. This covenant shall be tested on a rolling four quarter basis. "Funded Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money including, without limitation, capital lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit, or any other monetary obligation evidenced by a note, bond, debenture or other agreement of that person or entity. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

        (b) The FIXED CHARGE COVERAGE RATIO provision set forth in the Financial Covenants section of the Agreement shall be deleted and the following inserted in its place:

        FIXED CHARGE COVERAGE RATIO. Beginning April 30, 2000 and for the following three fiscal quarters, Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00. Beginning April 30, 2001 and for all fiscal quarters thereafter, Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.75 to 1.00. This covenant shall be tested on a rolling four quarter basis. "Fixed Charge Coverage" shall mean the sum of net income plus taxes,




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        depreciation, amortization, and interest expense less capital expenditures not financed divided by the sum of interest expense and scheduled amounts repaid on long term debt and capital lease obligations during the prior four fiscal q quarters.

PREPAYMENT. The Bank hereby waives, in connection with the period ending April 30, 2000 only, Borrower's obligation pursuant to the Prepayment section of the Agreement to pay an amount equal to 35% of Excess Cash Flow. Such obligation shall, however, be in full force and effect for all subsequent periods.

LINE OF CREDIT NOTE. All references in the Loan Documents to the Line of Credit Note shall be understood to mean the Line of Credit Note, as amended by that certain First Allonge to 1999 Substitute Promissory Note by and between the Borrower and Bank, dated as of even date herewith, in the original principal amount of up to $8,000,000.00.

ACKNOWLEDGMENT. The Bank hereby acknowledges the closing of a transaction by and between Novametrix and GE Marquette Medical Systems, Inc. ("Marquette") as more particularly set forth in that certain Unit Purchase and Master Agreement dated as of March 16, 2000 by and between Novametrix and Marquette (the "UPMA").

LOAN AGREEMENT. All references in the Loan Documents to the Agreement shall be understood to mean the Agreement, as amended by this Amendment.

ACKNOWLEDGMENTS AND REPRESENTATIONS. Borrower acknowledges and represents that the Agreement and other Loan Documents, as amended hereby, and the Webster Loan Documents, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Amendment, no default or event that with the passage of time or giving of notice would constitute a default under the Loan Documents or the Webster Loan Documents has occurred, all representations and warranties contained in the Loan Documents and in the Webster Loan Documents are true and correct as of this date, all necessary action to authorize the execution and delivery of this Amendment has




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been taken; and this Amendment is a modification of an existing obligation and is not a novation.

COLLATERAL. Borrower acknowledges and confirms that there have been no changes in the ownership of any collateral pledged to secure the Obligations (the "Collateral") since the Collateral was originally pledged; Borrower acknowledges and confirms that the Bank has, subject only to the Intercreditor Agreement, existing, valid first priority security interests and liens in the Collateral; and that such security interests and liens shall secure Borrower's Obligations to Bank, including any modification of the Note or Loan Agreement, if any, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.

CONDITIONS PRECEDENT. In addition to the Conditions Precedent identified in the Agreement, the obligations of Bank to make any advances pursuant to the Loan Documents or this Amendment (including, without limitation, under the Line of Credit Note) are subject to the following conditions precedent: ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. STOCK PURCHASE DOCUMENTS. Receipt and review to Bank's reasonable satisfaction of the documents executed in connection with the transaction contemplated by the UPMA. PAYMENT OF COMMITMENT FEE. Borrower shall have paid to the Bank a one time commitment fee of $1,250.00 for the amendments to the Loan as contemplated herein (including, without limitation, to the Line of Credit Note). PREPAYMENT. Borrower shall have prepaid $1,000,000.00 of principal on each of the 1999 Term Note and the Webster Note. CONSENT AND AMENDMENT. The Borrower shall have obtained the consent of Webster Bank to the modifications to the Loan and the Loan Documents contemplated hereby and Webster Bank's agreement to the inclusion of the increased amount under the Line of Credit Note as a Loan (and not an Other Loan, as each of these terms is defined in the Intercreditor Agreement) for purposes of the Intercreditor Agreement; Webster Bank shall have executed an amendment to the Intercreditor Agreement




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reflecting the foregoing. CERTIFICATE OF GOOD STANDING. Bank shall have received from Borrower a certificate from the Secretary of State of the state of Borrower's incorporation or organization, as applicable, as to the good standing of Borrower. CERTIFICATE OF INCUMBENCY AND AUTHORIZATION. Bank shall have received from Borrower a certificate of an appropriate officer of Borrower as to the incumbency and signatures of the officers of Borrower executing the Loan Documents and as to the adoption of resolutions authorizing the amendments to the Loan Documents including, without limitation, the increase to the amount of the Line of Credit Note. OPINION OF COUNSEL. Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The Borrower is duly organized and validly existing under the laws of the jurisdictions where Borrower is organized and has full power and authority to undertake the activities contemplated by the Loan; There have been no changes, since June 30, 1999, to the Charter Documents or Operating Agreements of Borrower. (b) The Loan Documents, as modified by documents executed in connection with this Amendment, create a perfected lien on and security interest in the Collateral (as defined in the Loan Documents). (c) The accuracy, as of the date hereof, of the representations set forth in the Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws" as to the transaction contemplated by this Amendment and the documents pertaining thereto; and "Organization and Authority." (d) This Amendment and other Loan Documents executed in connection herewith have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (e) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body to the execution and delivery of this Agreement, the borrowing under this Agreement or other Loan Documents, is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken. (f) The Loan and its terms do not violate any laws including, without limitation, any usury laws of the jurisdictions where Borrower and any





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Collateral are located; such other matters and opinions as the Bank reasonably requests.

JOINT AND SEVERAL OBLIGATIONS. The obligations of the Borrower hereunder and under the Loan Documents shall be joint and several.

MISCELLANEOUS. This Amendment shall be construed in accordance with and governed by the laws of the State of Connecticut without reference to conflicts of laws principles. This Amendment and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Amendment, no other amendment to the Agreement, and no waiver of any one or more of the provisions hereof or thereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Amendment shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Amendment, the Agreement, as modified hereby, or the other Loan Documents. The Agreement, as modified by this Amendment, and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among the Agreement, as modified by this Amendment, and any of the Loan Documents, the terms of the Notes, and then the Agreement, as modified by this Amendment, shall control. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. The terms "Loan Documents" and "Obligations" shall have the meanings of such terms as defined in the Agreement. Additional terms used in this Amendment which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Documents. Without limiting the generality of the foregoing, the term "Loan Documents" does not include any swap




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agreements (as defined in 11 U.S.C. Section 101); the term "Obligations" shall include, without limitation, all obligations under any swap agreements as defined in 11 U.S.C. Section 101 between Borrower and Bank whenever executed.

CONNECTICUT PREJUDGMENT REMEDY WAIVER. EACH BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS REPRESENTED BY THIS AMENDMENT ARE COMMERCIAL TRANSACTIONS AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE OF AND HEARING ON PREJUDGMENT REMEDIES UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE BANK'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Agreement and the Loan Documents were executed in the State of Connecticut and delivered to Bank in the State of Connecticut.




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IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                             NOVAMETRIX MEDICAL SYSTEMS INC.

                             By: /s/ William J. Lacourciere
                                -----------------------------
                                name:  William J. Lacourciere
                                title: President and Chief Executive Officer


                             NTC TECHNOLOGY, INC.

                             By: /s/ Thomas M. Haythe
                                -----------------------------
                                name:  Thomas M. Haythe
                                title: President


                             CHILDREN'S MEDICAL VENTURES, INC.

                             By: /s/ Joseph A. Vincent
                                -----------------------------
                                name:  Joseph A. Vincent
                                title: Vice President



                            FIRST UNION NATIONAL BANK

                             By: /s/ John H. Frost
                                ------------------------------
                                name:  John H. Frost
                                title: Vice President




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